UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation)

0-50440	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01Entry Into a Material Definitive Agreement

On October 24, 2013, Supernus Pharmaceuticals, Inc. (the “Company”) entered into a supplemental indenture with U.S. Bank National Association, as Trustee and Collateral Agent, to conform the information included in the Indenture dated May 3, 2013, related to the Company’s 7.5% Convertible Senior Secured Notes due 2019, to information included in the Offering Memorandum dated April 25, 2013, in that the maximum number of shares the Company will deliver in connection with a conversion, including those delivered in connection with the Interest Make-Whole Amount, will not exceed 221.7294 shares per $1,000 principal amount of Notes, and not 188.7059 shares as currently stated in the Indenture.  The Company previously reported the conformed conversion rate in its Quarterly Report on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit 4.1 – First Supplemental Indenture dated as of October 24, 2013 by and between Supernus Pharmaceuticals, Inc. and U.S. Bank National Association, as Trustee and Collateral Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: October 24, 2013	By: /s/Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

4.1	Supplemental Indenture dated as of October 24, 2013 by and between Supernus Pharmaceuticals, Inc. and U.S. Bank National Association, as Trustee and Collateral Agent.	Attached